Exhibit 5.1

September 28, 2020

Enservco Corporation

999 18th Street, Suite 1925N

Denver, Colorado 80202

Re:     At-the-Market Offering

Ladies and Gentlemen:

We have acted as counsel to Enservco Corporation, a Delaware corporation (the “Company”), in connection with a Sales Agreement, dated September 28, 2020 (the “Agreement”), between the Company and A.G.P. / Alliance Global Partners, as sales agent relating to the offer and sale by the Company of up to $3,600,000 aggregate offering price of shares of common stock, par value $0.005 per share (the “Common Stock”), of the Company in an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933 in accordance with the Agreement and the Prospectus (as defined below).

In the above capacity, we have reviewed (i) the registration statement on Form S-3 (Registration No. 333-240093), as amended, for the registration of the Common Stock of the Company initially filed by the Company on July 24, 2020 with the Securities and Exchange Commission (the “Commission”), as amended on August 10, 2020 and declared effective on August 20, 2020, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference therein (the “Incorporated Documents”), and the information deemed to be a part of the registration statement pursuant to Rule 430B under the Securities Act (the “Registration Statement”), (ii) the prospectus, dated August 21, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (iii) the prospectus supplement, dated September 28, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Common Stock, (iv) an executed copy of the Agreement, (v) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date, which authorizes the issuance of 100,000,000 shares of common stock, (vi) the Amended and Restated Bylaws of the Company, as amended to date (vii) the Agreement, and (viii) certain resolutions of the Board of Directors of the Company relating to the approval of the Agreement and offering of the Common Stock (the “Board Resolutions”).

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

This opinion letter is limited to matters governed by the Delaware General Corporation Law. This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued and delivered by the Company pursuant to and in compliance with the provisions of the Agreement against payment of the requisite consideration therefor, will be validly issued, fully paid and nonassessable by the Company.

We hereby consent to the references to our firm in the Prospectus Supplement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

2